[HEMLOCK FEDERAL FINANCIAL CORPORATION LETTERHEAD]





                                 April 14, 2000







Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Hemlock Federal Financial Corporation (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company. The meeting will be held at 10:30 a.m., Oak Forest, Illinois time, on May 10, 2000 at the main office of the Company located at 5700 West 159th Street, Oak Forest, Illinois 60452.

         In addition to the election of two directors of the Company, your Board of Directors is submitting for approval the ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company. The Board of Directors unanimously recommends that you vote for the election of the Board nominees for director and for the appointment of Crowe, Chizek and Company LLP.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

                                               Sincerely,


                                               /s/ Maureen G. Partynski

                                               Maureen G. Partynski
                                               Chairman of the Board and Chief
                                                 Executive Officer

                      HEMLOCK FEDERAL FINANCIAL CORPORATION
                             5700 West 159th Street
                           Oak Forest, Illinois 60452
                                 (708) 687-9400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on May 10, 2000


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Hemlock Federal Financial Corporation (the "Company") will be held at the main office of the Company located at 5700 West 159th Street, Oak Forest Illinois, at 10:30 a.m., Oak Forest, Illinois time, on May 10, 2000.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ended December 31, 2000;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 7, 2000 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Maureen G. Partynski

                                            Maureen G. Partynski
                                            Chairman of the Board
                                             and Chief Executive Officer


Oak Forest, Illinois
April 14, 2000

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                      HEMLOCK FEDERAL FINANCIAL CORPORATION
                             5700 West 159th Street
                           Oak Forest, Illinois 60452
                                 (708) 687-9400

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on May 10, 2000


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hemlock Federal Financial Corporation (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at the main office of the Company, 5700 West 159th Street, Oak Forest, Illinois, on May 10, 2000, at 10:30 a.m., Oak Forest, Illinois, time, and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting and this Proxy Statement are first being mailed to stockholders on or about April 14, 2000. Certain of the information provided herein relates to Hemlock Federal Bank for Savings (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

         At the Meeting, the stockholders of the Company are being asked to consider and vote upon proposals to elect two directors of the Company and to ratify the appointment of Crowe, Chizek and Company LLP as auditors of the Company for the fiscal year ending December 31, 2000.

Voting Rights and Proxy Information

         All shares of common stock, par value $.01 per share, of the Company (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for election of the nominees for director named below and for the proposals to ratify the appointment of Crowe, Chizek and Company LLP. The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment.

         A proxy given pursuant to this solicitation may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Rosanne Pastorek - Belczak, Secretary, Hemlock Federal Financial Corporation, 5700 West 159th Street, Oak Forest, Illinois 60452.

Vote Required for Approval of Proposals

         The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock entitled to vote is required to constitute a quorum at the Meeting. The two nominees for election as directors at the Meeting who receive the greatest number of votes cast for the election of directors at the Meeting shall become directors at the conclusion of the tabulation of votes. Approval of the proposal to ratify the appointment of Crowe, Chizek and Company LLP requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Meeting.

         Proxies marked as abstaining from, and proxies returned by brokers as "non-votes" will be treated as present for purposes of determining a quorum at the Meeting; however, abstaining shares will have the same effect as a vote against the approval of the proposal to ratify the appointment of auditors while non-voted shares will have no effect on such proposal. Abstentions and non-voted shares will have no effect on the election of directors.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on April 7, 2000 (the "Record Date") will be entitled to one vote for each share then held. As of that date, the Company had 1,197,815 shares of Common Stock issued and outstanding.

         The following table sets forth, as of the Record Date, certain information as to those persons who were known by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock and as to the shares of Common Stock beneficially owned by all directors and executive officers of the Company and the Bank as a group.

                                                                     Shares Beneficially Owned   Percent
                           Beneficial Owner                              at April 7, 2000        of Class
-----------------------------------------------------------------------------------------------------------
Five Percent Beneficial Owners
First Manhattan Co.(1)                                                          105,000            8.7%
437 Madison Avenue
New York, New York  10022
Hemlock Federal Financial Corporation Employee Stock Ownership                  174,635           14.5%
Plan(2)
5700 West 159th Street
Oak Forest, Illinois 60452
Directors and Named Officers(3)(4)
Maureen G. Partynski, Chairman of the Board and Chief Executive                  75,122            6.2%
Officer
Michael R. Stevens, President and Director                                       71,415            5.9%
Rosanne Belczak, Vice President/Secretary and Director                           20,099            1.6%
Frank A. Bucz, Director                                                           6,275            0.5%
Kenneth J. Bazarnik, Director                                                    12,326            1.0%
Charles Gjondla, Director                                                         2,226            0.1%
G. Gerald Schiera, Director                                                       7,476            0.6%
Directors and executive officers of the Company                                 205,188           17.1%
 and the Bank, as a group (9 persons)(3)

(1) The above information regarding beneficial ownership by First Manhattan Co. is as reported by them in a statement dated February 10, 2000 on Schedule 13-G under the Securities Exchange Act of 1934, as amended. First Manhattan Co. reported sole voting and sole dispositive power over 87,300 shares and shared voting power over 75,007 shares and shared dispositive power over 17,700 shares.
(2) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 33,220 of which have been allocated to accounts of participants. First Bankers Trust, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(3) Amount includes shares held directly, shares held jointly with family members, shares held in profit sharing plan and retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amounts reported also include 20,763, 20,763, 4,153 and 2,076 shares awarded to Ms. Partynski, Mr. Stevens, Ms. Belczak and each non-employee director, respectively under the Company's Recognition and Retention Plan. Such shares vest over a five year period with the first installment vesting on October 22, 1998. In addition, the amounts reported include 20,764, 20,764, 4,984 and 3,322 shares subject to exercisable options and excludes 31,144, 31,144, 7,474 and 4,983 shares subject to options which shares are not exercisable within 60 days of April 7, 2000.
(4) The address of each Director and Named Officer is the same as that of the Company.

                            I. ELECTION OF DIRECTORS

General

         The Company's Board of Directors currently consists of seven members. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors are elected and qualified.

         The table below sets forth certain information, as of the Record Date, regarding the composition of the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the Meeting FOR the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.

         The following table sets forth certain information regarding the directors of the Company.

                                                                                          Shares of
                                                                                        Common Stock      Percent
                                   Position(s) Held             Director    Term        Beneficially        of
            Name                    With the Bank     Age(1)   Since(2)   Expires          Owned          Class
-------------------------   ------------------------  -------  --------  -----------    --------------   ---------
                                                      NOMINEES

Michael R. Stevens           President and Director        40       1992       2003         71,415        5.9%
Kenneth J. Bazarnik          Director                      57       1982       2003         12,326        1.0%

                                           DIRECTORS CONTINUING IN OFFICE

Rosanne Pastorek-Belczak     Vice-President/Secretary      39       1996       2001         20,099        1.6%
                             and Director
Frank A. Bucz                Auditor/Consultant and        71       1971       2001          6,275        0.5%
                             Director
G. Gerald Schiera            Director                      61       1992       2001          7,476        0.6%
Charles Gjondla              Director                      74       1982       2002          2,226        0.1%
Maureen G. Partynski         Chairman of the Board         40       1984       2002         75,122        6.2%
                             and Chief Executive
                             Officer

(1)  At December 31, 1999.
(2) Includes time serving as director of the Bank prior to becoming a director of the Company.

         The business experience of each director of the Holding Company and the Chairman Emeritus of the Bank for at least the past five years is set forth below.

         Charles Gjondla. Mr. Gjondla is a retired worker for Chicago's Midway Airport.

         Maureen G. Partynski. Ms. Partynski is the Chairman of the Board and Chief Executive Officer of the Bank, a position she has held since 1994. From 1989 to 1994, Ms. Partynski was the President of the Bank, and she served as Executive Vice-President from 1985 to 1989. She has worked with the Bank since 1982, and she has been a Director of the Bank since 1984. Ms. Partynski received a Masters in Business Administration from Saint Xaviers University. Ms. Partynski is the sister-in-law of Michael R. Stevens and the daughter of Joseph.
P. Gavron, a director emeritus of the Bank.

         Rosanne Pastorek-Belczak. Ms. Pastorek-Belczak has served in her current position as Vice President of Marketing and Human Resources of the Bank since 1989 and has acted as corporate secretary since 1996. She previously held the position of marketing manager from 1982 to 1989.

         Frank A. Bucz.  Mr. Bucz is a retired  data control  supervisor  of CPC
International. He also previously served as Secretary of the Bank from 1976 until 1996.

         G. Gerald Schiera. Mr. Schiera is owner of the G. Gerald Company, which specializes in aviation and engineering consultation.

         Michael R. Stevens. Mr. Stevens has been employed at the Bank since 1984 in various capacities, including Executive Vice-President and Financial Manager. He has served as the President of the Bank since 1994, and he has been a Director since 1992. Mr. Stevens received a Masters in Business Administration from Northwestern University. He is the brother-in-law of Maureen G. Partynski and the son-in-law of Joseph P. Gavron.

         Kenneth Bazarnik. Mr. Bazarnik is a retired plant engineer and manager for Foote-Jones/Illinois Gear, where he has worked since 1989.

         Joseph P. Gavron. Mr. Gavron served as Chairman and President of the Bank for 46 years before retiring in 1992. He currently serves as Chairman Emeritus. He is the father of Maureen Partynski and the father-in-law of Michael
R. Stevens.

Meetings and Compensation of the Board of Directors and Committees

         Hemlock Federal Financial Corporation. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors met six times during the fiscal year ended December 31, 1999. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. Directors of the Company are not paid a fee for serving on the Company Board.

         The Board of Directors of the Company has established the Company's Executive, Audit and Compensation Committees.

         The Company's Executive Committee exercises the powers of the full Board of Directors between board meetings, except that this Committee does not have the authority to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Company. The Executive Committee is composed of Directors Partynski, Stevens and Belczak. The Executive Committee met 12 times during the year ended December 31, 1999.

         The Audit Committee is responsible for selecting the Company's independent accountants and meeting with the independent accountants to outline the scope and review the results of the annual audit. The current members of this Committee are Directors Bucz, Gjondla and Schiera. This Committee met two times during the year ended December 31, 1999.

         The Compensation Committee recommends employee compensation benefits and personnel policies to the Board of Directors, as well as salaries and cash bonus plan distributions concerning executive officers of the Company and the Association. The current members of this Committee are Directors Bazarnik and Gjondla. This Committee met two times during the year ended December 31, 1999.

         The  full  Board  of  Directors  of the  Company  acts as a  Nominating
Committee for the annual selection of its nominees for election as directors. Pursuant to the Company's Bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 30 days prior to the meeting and such written nomination must contain certain information as provided in the Company's Bylaws. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited nominations.

         Hemlock Federal Bank for Savings. The Bank's Board of Directors meets monthly and may have additional special meetings. The Board of Directors met 12 times during the year ended December 31, 1999. During 1999, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served. During fiscal 1999, each non-employee director received $700 per month with no additional compensation paid for special committee meetings. Employee directors receive $700 per month with no additional compensation paid for special committee meetings. No special committee meetings were held during fiscal 1999.

         The directors of the Bank currently receive a fee of $725 as compensation for service on the Board of the Bank. Chairman Emeritus Joseph P. Gavron receives $600 per month. Directors do not receive any additional compensation for committee meetings attended.

Executive Compensation

         The following table sets forth the cash compensation paid or accrued by the Bank for services rendered during the fiscal year ended December 31, 1999 to the Bank's Chief Executive Officer, the Bank's President and the Bank's Vice President of Lending. No other officer made in excess of $100,000 during fiscal 1999. The Company's officers do not receive any compensation from the Company for services performed in their capacity as officers of the Company.



                                                  SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------
                                                                                           Long-Term Compensation
                                                    Annual Compensation                          Awards
----------------------------------------------------------------------------- ----------------------------------------------
                                                                      Other                  Securities
                                                                     Annual     Restricted   Underlying             All Other
                                                                    Compensa-     Stock       Options/      LTIP     Compen-
       Name and Principal                   Salary       Bonus        tion       Award(s)       SARs      Payouts    sation
            Position              Year        ($)         ($)          ($)         ($)          (#)         ($)        ($)
-------------------------------- ------- -------------- ----------- --------- ------------ -------------- ------ -------------
Maureen G. Partynski,             1999      $123,400(1)   $12,000     ---(2)         ---           ---       ---    $26,549
 Chief Executive Officer and      1998         118,350     12,000     ---            ---           ---       ---     35,671
 Chairman of the Board            1997         113,100     10,000     ---        358,162(3)    51,908(4)     ---      3,674

Michael R. Stevens, President     1999      $150,400(1)   $12,000     ---            ---           ---       ---    $31,190
 and Director                     1998         144,600     12,000     ---            ---           ---       ---     40,757
                                  1997         138,100     10,000     ---        358,162(3)    51,908(4)     ---      5,632

Neil H. Christensen, Vice         1999     $  98,407(5)   $10,000     ---            ---           ---       ---    $10,039(7)
 President Lending                1998       $  60,000      5,700     ---            ---       10,382(6)     ---        ---
                                  1997       $  57,000         --     ---            ---           ---       ---        ---

(1) Includes directors fees of $8,400, $8,100, and $8,100 for fiscal years 1999, 1998 and 1997 respectively.
(2) Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.
(3) Pursuant to the RRP, on October 22, 1997 the Company granted to Ms. Partynski and Mr. Stevens 20,763 and 20,763 shares of restricted stock, respectively.
(4) Pursuant to the Stock Option Plan, the Company granted to Ms. Partynski and Mr. Stevens options to purchase 51,908 and 51,908 shares of Company stock, respectively, at an exercise price equal to the market value per share of the Common Stock on the date of grant ($17.25).
(5)  Includes $35,907 in commission earned on loan originations.
(6) Pursuant to the Stock Option Plan, the Company granted Mr. Christensen an option to purchase 10,382 shares of Company stock at an exercise price equal to market value on the date of grant ($17.125).
(7)  Represents value of Mr. Christensen's ESOP allocation for 1999.


   The following table provides information as to the value of the options held by the Company's officers listed below on December 31, 1999, none of which have been exercised. No stock appreciation rights were granted as of such date.



                   Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values
                   ----------------------------------------------------------------------------------
                                                                                 Value of
                                             Number of Securities               Unexercised
                       Shares               Underlying Unexercised              In-the-Money
                      Acquired                  Options/SARs at               Options/SARs at
                         on      Value            FY-End (#)                     FY-End ($)
                      Exercise  Realized ----------------------------- ------------------------------
            Name         (#)      ($)    Exercisable  Unexercisable(1) Exercisable   Unexercisable(2)
--------------------- --------- -------- ------------ ---------------- ------------ -----------------
Maureen G. Partynski     ---      ---       20,764         31,144         $---            $---

Michael R. Stevens       ---      ---       20,764         31,144          ---             ---

Neil H. Christensen      ---      ---        4,152          6,230          ---             ---

---------------------
(1) Represents options to purchase Common Stock awarded to the above-named officers of the Company. The options vest in five equal annual installments. The first installment vested on October 22, 1998, with the remaining installments to vest equally on October 22, 1999, 2000, 2001 and 2002.

(2)  As of December 31, 1999, the options were not in-the-money.

Employment Agreements

         The Bank has entered into employment agreements with Chairman Partynski and President Stevens providing for initial terms of three years. The employment agreements provide for annual base salaries in amounts not less than the individuals' current salaries and provide for annual extensions subject to the performance of annual formal evaluations by disinterested members of the Board of Directors of the Bank. The agreements also provide for termination upon the employee's death, for cause or in certain events specified by OTS regulations. The employment agreements are also terminable by the employee upon 90 days' notice to the Bank.

         The employment agreements provide for payment to Chairman Partynski and President Stevens of an amount equal to 299% of their five-year annual average base compensation, in the event there is a "change in control" of the Bank where employment involuntarily terminates in connection with such change in control or within twelve months thereafter. For the purposes of the employment agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4. Such events are generally triggered by the acquisition or control of 10% of the Company's common stock. If the employment of Chairman/CEO Partynski or President Stevens had been terminated as of December 31, 1999 under circumstances entitling them to severance pay as described above, they would have been entitled to receive lump sum cash payments of approximately $329,150 and $407,138, respectively. The agreements also provide for the continued payment to Chairman/CEO Partynski and President Stevens of health benefits for the remainder of the term of their contracts in the event such individual is involuntarily terminated in the event of change in control.

Change in Control Severance Agreements

         The Bank has entered into change in control severance agreements with Officers Rosanne Pastorek-Belczak, Jean Thornton and Neil Christensen. The agreements provide for initial terms of 24 months. The agreements provide for extensions of one year, on each anniversary of the effective date of the agreements, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Bank. The agreement provides for termination for cause or in certain events specified by OTS regulations.

         The agreements provide for lump sum payments to the employee of 200% of their annual base compensation and the continued payment for the remaining term of the contract of life and health insurance coverage maintained by the Bank in the event there is a "change in control" of the Bank where employment terminates involuntarily within 12 months of such change in control. This termination payment is subject to reduction to the extent non-deductible for federal income tax purposes. For the purposes of the agreements, a "change in control" is defined as any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss.574.3 or 4 or any successor regulation. Such events are generally triggered upon the acquisition of control of 10% of the Company's Common Stock.

Benefit Plans

         General. The Bank currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and copayments. The Bank also maintains a profit sharing plan for the benefit of its employees.

         Profit Sharing Plan. The Bank maintains a tax-exempt profit sharing plan and trust (the "Profit Sharing Plan"). All salaried employees are eligible to participate subject to certain vesting and other qualifying factors. The Bank did not make a contribution in 1999 and anticipates that profit sharing contributions over the next several years may be somewhat lower than those of the immediately preceding years in order to offset, in part, the expense of the ESOP.

         Employee Stock Ownership Plan. The Bank and the Company have adopted an ESOP for the benefit of full-time employees of the Bank. The ESOP is designed to meet the requirements of an employee stock ownership plan as described at
Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and, as such, the ESOP is empowered to borrow in order to finance purchases of the Company's Common Stock.

         The ESOP was funded with a loan from the Company. The proceeds from this loan were used by the ESOP to purchase 8% of the Common Stock issued in the Conversion. The interest rate paid on this loan is the Internal Revenue Service ("IRS") prescribed applicable federal rate at the time of origination. The ESOP will repay the loan through periodic tax-deductible contributions from the Bank over a 10-year period. As a qualified employee pension plan under Section 401(a) of the Code, the ESOP is in the form of a stock bonus plan and provides for contributions, predominantly in the form of either the Company's Common Stock or cash, which will be used within a reasonable period after the date of contributions primarily to purchase the Company Common Stock. The maximum tax-deductible contribution by the Bank in any year is an amount equal to the maximum amount that may be deducted by the Bank under Section 404 of the Code, subject to reduction based on contributions to other tax-qualified employee plans. Additionally, the Bank will not make contributions if such contributions would cause the Bank to violate its regulatory capital requirements. The assets of the ESOP are invested primarily in the Company's Common Stock. The Bank will receive a tax deduction equal to the amount it contributes to the ESOP.

         From time to time, the ESOP may purchase additional shares of Common Stock for the benefit of plan participants through purchases of outstanding shares in the market, upon the original issuance of additional shares by the Company or upon the sale of shares held in treasury by the Company. Additional purchases, which are not currently contemplated, would be subject to then-applicable laws, regulations and market conditions. The ESOP purchased 8,535 shares in January, 2000 with funds held in liquidity.

         All full-time salaried employees of the Bank are eligible to participate in the ESOP after they attain age 21 and complete one year of service during which they work at least 1,000 hours. Employees will be credited for years of service to the Bank prior to the adoption of the ESOP for participation and vesting purposes. The Bank's contribution to the ESOP is allocated among participants on the basis of compensation. Each participant's account will be credited with cash and shares of Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. A participant will become fully vested in his or her ESOP account after completing five years of service. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distribution will be made in cash and in whole shares of the Company's Common Stock. Fractional shares will be paid in cash. Participants will not incur a tax liability until a distribution is made.

         Participating employees are entitled to instruct the trustee of the ESOP as to how to vote the shares of Company Common Stock held in their accounts. The trustee, who has dispositive power over the shares in the Plan, is not affiliated with the Company or Hemlock Federal. The ESOP may be amended by the Board of Directors of the Company, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

Compensation Committee Report on Executive Compensation

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information and data regarding the compensation and benefits given to the Company's executive officers, including the Chief Executive Officer, and the President. The disclosure requirements include the use of tables and a report explaining the considerations and rationale that led to the fundamental executive compensation decisions for those individuals. To fulfill this requirement, at the direction of the Board of Directors, the Compensation Committee has prepared the following report for inclusion in this proxy statement.

         General. The Board of Directors of the Bank has delegated the authority and responsibility to the Compensation Committee to oversee the general compensation policies of the Bank, to establish compensation plans and salary levels for executive officers, and review the recommendations of management on compensation for other officers and employees of the Bank. The members of the Compensation Committee are outside directors, Kenneth Bazarnik and Charles Gjondla.

         When the Bank converted from the mutual to the stock form of organization and simultaneously formed a public company to own 100% of the shares of the Bank, the Compensation Committee developed an executive compensation plan designed to (i) attract, motivate, reward and retain executive officers who are key to the long-term success of the Bank; and (ii) encourage decision making that maximized shareholder value. The Committee's ongoing compensation objective is to ensure that such compensation reflects the achievement of both long-term and short-term goals as they relate to the Company's overall strategic planning process.

         Executive Compensation Policy. The compensation package given to executive officers of the Bank is comprised of a base salary and annual incentive bonus. Executive officers are also provided with other benefits puruant to benefit plans available to all eligible employees, including the Employee Stock Ownership Plan ("ESOP"). The Compensation Committee reviews the compensation plan elements available to executive officers periodically as they relate to the policies described above. The Committee met two times in fiscal 1999 to review general compensation and benefit levels for the Bank and to review and recommend base salary and bonuses of the Chief Executive Officer and the President.

         Base Salary. It is the policy of the Compensation Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, using information derived primarily from third party sources that provided compensation data and analysis from publicly held companies in the Company's market area. Using this and taking into account asset size, the Committee compares the positions under consideration with similar jobs in other financial institutions. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short- and long-term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his or her management objectives for the plan year, and the officer's overall performance in managing his or her area of responsibility. The Compensation Committee's decisions are discretionary, and no quantifiable formula is used in arriving at a decision.

         Benefit Plans. The Compensation Committee believes that a competitive benefits package is essential to attract and maintain highly qualified employees. The Compensation Committee's policy in regards to employee benefit plans is to provide competitive benefits to the employees of the Bank, including executive officers. The ESOP will provide executive officers and employees with an additional equity-based incentive to maximize long-term shareholder value.

         Chief Executive Officer. Total compensation paid to the Chief Executive Officer for 1999 (including bonus and director's fees) was $135,400. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including deposit growth, the success of the new Lemont facility, the level of profits from operations, goals relating to loan volume, asset quality, and Bank compliance.

         President. Total compensation paid to the President for 1999 (including bonus and director's fees) was $162,400. In determining the total compensation paid to the President, the Compensation Committee considered factors relating to the performance of the Bank, including the level of operating profit, the growth in deposits including those in the new Lemont branch, capital adequacy, fee income, loan volume, asset quality, and oversight of the Bank's operating structure.

                                Kenneth Bazarnik
                                 Charles Gjondla


Comparative Stock Performance Presentation

         Set forth below is a line graph comparing the cumulative total return on the company's Common Stock to the cumulative total return of the Nasdaq Market Index and the media General Savings and Loan Index for each annual period beginning on April 2, 1997 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) though December 31, 1999. The presentation assumes $100 was invested on April 2, 1997.


[GRAPHIC OMITTED]


                    4/2/97      12/31/97    12/31/98    12/31/99
                   -------      --------    --------    --------
Hemlock             100.00        134.00      108.53      115.74

S&L Index           100.00        158.08      138.53      111.40

NASDAQ Index        100.00        129.24      182.28      321.50

Certain Transactions

         The Bank has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by the Bank to its directors and executive officers are subject to federal regulations restricting loan and other transactions with affiliated persons of the Bank. Loans outstanding to all directors and executive officers and their associates totaled $559,396 at December 31, 1999, which was 0.2% of the Bank's stockholders' equity at December 31, 1999. As of December 31, 1999, all such loans are performing in accordance with their repayment terms.

                 II. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has renewed the Company's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 2000 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

         The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's auditors for the fiscal year ending December 31, 2000.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices, 5700 West 159th Street, Oak Forest, Illinois 60459, no later than December 15, 2000. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's main office located at 5700 West 159th Street, Oak Forest, Illinois 60459 by March 2, 2001; provided, however, that in the event that the date of the annual meeting is held before April 19, 2001 or after July 10, 2001, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Company Common Stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Association may solicit proxies personally or by telegraph or telephone, without additional compensation.

                                            By Order of the Board of Directors

                                            /s/ Rosanne Pastorek-Belczak

                                            Rosanne Pastorek-Belczak

Oak Forest, Illinois
April 14, 2000

                                 REVOCABLE PROXY

                      HEMLOCK FEDERAL FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 10, 2000

         The undersigned hereby appoints the Board of Directors of Hemlock Federal Financial Corporation (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on May 10, 2000 at the Company's main office, located at 5700 West 159th Street, Oak Forest, Illinois, at 10:30 a.m.. local time, and at any and all adjournments thereof, as follows:

         I.       The election of the following
                  directors for the terms specified:

                                           FOR      WITHHELD

                  MICHAEL R. STEVENS       ____        ______

                  KENNETH J. BAZARNIK      ____        ______




                                           FOR        AGAINST       ABSTAIN

         II.      The ratification of the
                  appointment of Crowe,
                  Chizek and Company  LLP,
                  independent auditors for
                  the Company for the
                  fiscal year ending
                  December 31, 2000        ____        ______         ______

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

         The Board of Directors recommends a vote "FOR" the listed proposals.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999.




                    Dated:  ________________________




                    --------------------------       ---------------------------
                    PRINT NAME OF STOCKHOLDER        PRINT NAME OF STOCKHOLDER



                    --------------------------       ---------------------------
                    SIGNATURE OF STOCKHOLDER         SIGNATURE OF STOCKHOLDER


                    Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                    ------------------------------------------------------------
                    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                              THE ENCLOSED POSTAGE-PAID ENVELOPE
                    ------------------------------------------------------------